American Funds Fundamental Investors
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$762,387
Class B	$-
Class C	$16,971
Class T*	$-
Class F-1	$40,303
Class F-2	$127,387
Class F-3	$70,753
Total	$1,017,801
Class 529-A	$32,899
Class 529-B	$-
Class 529-C	$2,564
Class 529-E	$1,045
Class 529-T*	$-
Class 529-F-1	$2,037
Class R-1	$1,065
Class R-2	$5,377
Class R-2E	$479
Class R-3	$25,977
Class R-4	$35,220
Class R-5	$33,665
Class R-5E	$232
Class R-6	$200,073
Total	$340,633
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.9130
Class B	$-
Class C	$0.4282
Class T	$0.8553
Class F-1	$0.8679
Class F-2	$1.0211
Class F-3	$1.0933
Class 529-A	$0.8716
Class 529-B	$-
Class 529-C	$0.3606
Class 529-E	$0.7273
Class 529-T	$0.8272
Class 529-F-1	$1.0038
Class R-1	$0.4281
Class R-2	$0.4321
Class R-2E	$0.6398
Class R-3	$0.6982
Class R-4	$0.8795
Class R-5E	$1.0151
Class R-5	$1.0602
Class R-6	$1.0909
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	866,211
Class B	-
Class C	40,959
Class T*	-
Class F-1	47,774
Class F-2	123,618
Class F-3	89,096
Total	1,167,658
Class 529-A	40,770
Class 529-B	-
Class 529-C	6,928
Class 529-E	1,501
Class 529-T*	-
Class 529-F-1	2,210
Class R-1	2,587
Class R-2	12,883
Class R-2E	902
Class R-3	38,037
Class R-4	40,638
Class R-5	32,795
Class R-5E	265
Class R-6	204,125
Total	383,641
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$62.21
Class B	$-
Class C	$61.88
Class T	$62.20
Class F-1	$62.17
Class F-2	$62.19
Class F-3	$62.19
Class 529-A	$62.12
Class 529-B	$-
Class 529-C	$62.08
Class 529-E	$62.06
Class 529-T	$62.20
Class 529-F-1	$62.07
Class R-1	$61.88
Class R-2	$61.86
Class R-2E	$61.92
Class R-3	$62.05
Class R-4	$62.07
Class R-5E	$62.12
Class R-5	$62.25
Class R-6	$62.22
*Amount less than one thousand